Exhibit 2(A)

Dean Heller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708

                                          File # C15301-04
                                                 ------
JUN 08 2004
In the office of
                                          /s/ DEAN HELLER
                                          -------------------------------------
                                          Dean Heller, Secretary of State


                            ARTICLES OF INCORPORATION
                              (Pursuant to NRS 78)

1.  Name of Corporation:      Harvey Westbury Corp.

2.  Resident Agent            Marilyn K. Radloff
    Name and Street           115 Taurus Circle,
    Address:                  Reno, Nevada 89521-9349

3.  Shares:                   Number of Shares with par value:
                              250,000,000  Par Value $.001

4.  Name &                    Eugene Chiaramonte Jr.
    Address                   18B East Fifth Street,
    Of Board of               Paterson, NJ 07524
    Directors:

5.  Purposes:

6.  Name, Address             /s/ ROGER L. FIDLER
    and Signature of          ---------------------------------------
    Incorporator:             Roger L. Fidler
                              400 Grove Street, Glen Rock, NJ  07452

7.  Certificate of            I hereby accept appointment as Resident Agent
    Acceptance of             for the above named corporation.
    Appointment of
    Resident Agent:           /s/ MARILYN RADLOFF       June 8, 2004
                              ---------------------

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